                                                                    EXHIBIT 4(A)
                            VERSUS TECHNOLOGY, INC.
                   1996 INCENTIVE RESTRICTED STOCK BONUS PLAN

     1. PURPOSE. This Plan's purpose is to keep personnel of experience and ability in the employ of Versus Technology, Inc. and its Subsidiaries and to compensate them for their contributions to the growth and profits of the Company and its Subsidiaries and thereby induce them to continue to make such contributions in the future.

     2. DEFINITIONS. For the purposes of this Plan, the following terms will have the definitions set forth below:
            (a)  "Company." Versus Technology, Inc.
            (b) "Subsidiary" or "Subsidiaries." A corporation or corporations of which the Company owns, directly or indirectly, shares having a majority of the ordinary voting power for the election of directors.
            (c)  "Board."  The Company's Board of Directors.
            (d)  "Date of Issuance."  This term shall have the
                 meaning supplied by Section 6(c), below.
            (e)  "Plan."  Versus Technology, Inc. 1996 Incentive
                 Restricted Stock Bonus Plan.
            (f) "Bonus Share(s)." The shares of common stock of the Company reserved pursuant to Section 3 hereof and any such shares issued to a Recipient pursuant to this Plan.
            (g) "Recipient." An employee of the Company or a Subsidiary to whom shares are allocated under this Plan, or such individual's designated

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

                 beneficiary, surviving spouse, estate, or legal representative. For this purpose, however, any such beneficiary, spouse, estate, or legal representative shall be considered as one person with the employee.

            (h) "Restricted Period." This phrase shall have the meaning supplied by Section 7(c), below.

     3. BONUS SHARE RESERVE.

            (a) Bonus Share Reserve. The Company will establish a Bonus Share reserve to which will be credited 500,000 shares of the common stock of the Company, par value $0.01 per share. Should the shares of the Company's common stock, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share reserve shall be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

            (b) Adjustments to Reserve. Upon the allocation of shares hereunder, the reserve will be reduced by the number of shares so allocated and, upon the failure to make the required payment on the issuance of any Bonus Shares pursuant to
                 Section 6(a) or upon the repurchase
                 thereof pursuant to Section 7(d)(i) or (ii) or Section 9 hereof, the reserve shall be increased by such number of shares, and such Bonus Shares may again be the subject of allocations hereunder.

            (c)  Distributions of Bonus Shares.  Distributions of
                 Bonus Shares, as the Board shall in its sole discretion determine, may be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

     4. ELIGIBILITY AND MAKING OF ALLOCATIONS.

            (a) Eligible Employees. Any salaried employee of the Company or any Subsidiary (including officers, other than the President, and, excluding directors) shall be eligible to receive an allocation of Bonus Shares pursuant to the Plan.

            (b) Selection by the President. From the employees eligible to receive allocations pursuant to the Plan, the President may from time to time select those employees to whom he recommends that the Board make allocations. Such recommendations shall include a recommendation as to the number of Bonus Shares that should be allocated to each such individual. In selecting those employees whom he wishes to recommend for allocations and in determining the number of Bonus

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

                 Shares he wishes to recommend, the President shall consider the position and responsibilities of the eligible employees, the value of their services to the Company and its Subsidiaries and such other factors as the President deems pertinent.

            (c)  Review by Board of President's Recommendations.
                 As promptly as practicable after the President recommends making allocations pursuant to (b), above, the Board will review the President's recommendations and, in the Board's discretion, allocate to the employees the Board selects from those employees recommended by the President a number of Bonus Shares not in excess of the number recommended for each employee by the President. The date of such action by the Board shall be the "date of allocation," as that term is used in this Plan.

            (d) Participation in Other Stock Option Plans. A person who has received options to purchase stock under any stock option plan of the Company or a Subsidiary may exercise the same in accordance with their terms, and will not by reason thereof be ineligible to receive Bonus Shares under this Plan.

            (e) Limit on Number of Allocable Shares. The total number of Bonus shares which may be allocated pursuant to this Plan will not exceed the amount available therefor in the Bonus Share reserve.

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
            (f) Non-exclusivity of Plan. Nothing contained herein is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company or any of its Subsidiaries. This Plan shall be in addition to any and all such plans or programs.

     5. FORM OF ALLOCATIONS.

            (a) Number Specified. Each allocation shall specify the number of Bonus Shares subject thereto, subject to the provisions of Section 4.

            (b) Notice. When an allocation is made, the Board shall advise the Recipient and the Company thereof by delivery of written notice in the form of Exhibit A hereto annexed.

     6. PAYMENT REQUIRED OF RECIPIENTS.

            (a) Acceptance of Allocation. Within 15 days from the date of allocation, the Recipient shall, if he desires to accept the allocation, pay to the Company an amount equal to the par value of the Bonus Shares so allocated, in cash or by check or money order at the office of its Treasurer.

            (b) Investment Purpose. The Company will require that, in acquiring any Bonus Shares, the Recipient agree with, and represent to, the Company that the Recipient is acquiring such Bonus Shares for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such shares except for such distribution by a

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                 legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Recipient. Such shares shall be transferable thereafter only if the proposed transfer is permitted under the Plan and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer at such time complies with applicable securities laws.

            (c) Written Agreement/Date of Issuance. Concurrently with making payment of the par value of Bonus Shares pursuant to Section 6(a) the Recipient shall deliver to the Company, in duplicate, an Acceptance of Bonus Share Allocation, signed by the Recipient, in form and substance as set forth in Exhibit B, below, and the Company will promptly acknowledge its receipt thereof. The date of such delivery and receipt shall be deemed the "Date of Issuance," as that phrase is used in this Plan, of the Bonus Shares to which the shares relate.
                 The failure to make such payment and delivery within 15 days from the date of allocation shall terminate the allocation of such shares to the Recipient.

     7. RESTRICTIONS.

            (a) Transfer/Issuance. Bonus Shares after the making of the payment and representations, etc., required by Section 6, will be promptly issued or transferred and a certificate or certificates for such shares


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                  shall be issued in the Recipient's name, but such certificate or certificates shall be held by the Company until the restrictions shall have lapsed in accordance herewith. The Recipient shall thereupon be a shareholder of all the shares represented by the certificate or certificates. As such, the Recipient will have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions subject to
                  Section 7(b) paid with respect to them, provided, however, that the shares shall be subject to the restrictions in
                  Section 7(d). Stock certificates representing Bonus Shares will be imprinted with a legend stating that

                        "The shares of Versus Technology, Inc. Common Stock evidenced by this certificate are subject to the terms and restrictions of the Versus Technology, Inc. 1996 Incentive Restricted Stock Bonus Plan; such shares are subject to repurchase under the terms of this Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Versus Technology, Inc. upon request."

                  Each transfer agent for the Common Stock shall be instructed to like effect in respect of such shares. Upon lapse or other termination of

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

                 such restrictions, the Company will deliver such certificate or certificates to the person entitled.

            (b) Stock Splits, Dividends, etc. If, due to a stock split, stock dividend, combination of shares, or any other changes or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient, as the owner of Bonus Shares subject to restrictions hereunder, shall be entitled to new, additional, or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new, additional, or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, also shall be imprinted with a legend as provided in Section 7(a) and deposited by the Recipient with the Company. When the event(s) described in the preceding sentence occur, all Plan provisions relating to restrictions and lapse of restrictions will apply to such new, additional, or different shares or securities to the extent applicable to the shares with respect to which they were distributed, provided, however, that if the Recipient shall receive rights, warrants or fractional interests in respect of any of such Bonus Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Recipient free and clear of the restrictions hereafter set forth.

            (c) Restricted Period. The term "Restricted Period" with respect to restricted Bonus Shares (after which restrictions shall lapse) means a


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

                 period starting on the Date of Issuance of such shares to the Recipient and ending on such date not less than three
                 (3) years after the Date of Issuance, as the President may establish at the time of allocations of shares hereunder.
            (d) Restrictions on Bonus Shares. The restrictions to which restricted Bonus Shares shall be subject are:
                        (i) During the Restricted Period applicable to such shares and except as otherwise specifically provided in the Plan, none of such shares shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of unless they first, by written notice, have been offered to the Company for repurchase for the same amount as was paid therefor under Section 6, with appropriate adjustment for any change in the Bonus Shares of the nature described in Section 7(b) and the Company shall not within 30 days following such offer have so repurchased the shares and made payment in full therefor. Unless such repurchase is otherwise prohibited by the laws of the State of Delaware currently in effect at the time of an offer of Bonus Shares to the Company for repurchase pursuant to the terms of this Plan, the Company shall repurchase said shares and make payment in full therefor within thirty
                        (30) days following such offer.

                        (ii) If a Recipient's employment is terminated for any reason, including such Recipient's death or disability, at any time before the Restricted Period ends, such termination shall be deemed an offer to the Company as described in Section 7(d)(i) as to:

                              (A) All such shares issued to such Recipient, if such termination occurs within one year from the Date of Issuance;

                              (B)  75% of the total number of such shares
                              originally issued including any other or additional securities issued in respect thereof, as contemplated by Section 7(b) to such Recipient, if such termination occurs more than one year after the Date of Issuance but prior to two years after that date;

                              (C)  50% of the total number of such shares
                              originally issued (including any other or additional securities issued in respect thereof, as contemplated by Section 7(b) to such Recipient, if the termination occurs on or after two years after the Date of Issuance but prior to the end of the Restricted Period.

            (e) Lapse of Restricted Period. The restriction set forth in Section 7(d) hereof, with respect to the Bonus Shares to which such Restricted

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

                 Period was applicable, will lapse upon expiration of the Restricted Period or the earlier of (i) as to such shares in accordance with the times(s) and number(s) of shares as to which the Restricted Period expires, as described in Section 7(d)(ii), or (ii) as to any shares which the Company will fail to purchase when they are offered to the Company, as described in Section 7(d)(i), upon the Company's failure to so repurchase. The President may at any time in his sole discretion accelerate or waive all or any portion of restrictions remaining in respect of the Bonus Share allocation. This right may be exercised for any or all Recipients.

            (f) Transfers Upon Death of Recipient. Nothing in this Plan will preclude the transfer of restricted Bonus Shares, on the Recipient's death, to the Recipient's legal representatives or estate, nor preclude such representatives from transferring any of such shares to the person(s) entitled thereto by will or the laws of descent and distribution, provided, however, that any shares so transferred as to which such restrictions have not lapsed will remain subject to all restrictions and obligations imposed on them by this Plan.

            (g) Delivery of Written Notice. All notices in writing required pursuant to this Section 7 will be sufficient only if actually delivered, either by


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                 personal hand delivery or delivery via registered or
                 certified mail, postage prepaid, to the Company, attention Chief Financial Officer.

     8. FINALITY OF DETERMINATION. The President will administer this Plan and construe its provisions. Any determination by the President (except insofar as he will make recommendations only) in carrying out, administering, or construing this Plan will be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

     9. LIMITATIONS.

            (a) No right to Allocation. No person will at any time have any right to receive an allocation of Bonus Shares hereunder and no person will have authority to enter into an agreement for the making of an allocation or to make any representation or warranty with respect thereto.
            (b) Rights of Recipients. Recipients of allocations will have no rights in respect thereof other than those set forth in the Plan. Except as provided in Sections 6(b) or 7(f), such rights may not be assigned or transferred except by will or by the laws of descent and distribution. If any attempt is made to sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Bonus Shares held by the Recipient under restrictions which have not yet lapsed, the shares that are the subject of such attempted disposition will be deemed offered to the Company for repurchase, and the Company will repurchase them, as described in Section 7(d)(i). Before issuance of Bonus Shares, no


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                 such shares will be earmarked for the Recipients'
                 accounts nor will such Recipients have any rights as stockholders with respect to such shares.

            (c)  No Right to Continued Employment.  Neither the
                 Company's action in establishing the Plan, nor any action taken by it or by the Board or the President under the Plan, nor any provision of the Plan, will be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

            (d) Limitation on Actions. Every right of action by or on behalf of the Company or by any shareholder against any past, present, or future member of the Board, the President, or any officer or employee of the Company arising out of or in connection with this Plan shall, regardless of the place where the action may be brought and regardless of the place of residence of any such director, committee member, officer or employee, cease and be barred by the expiration of one year from the later of:
                 (i)  the date of the act or omission in respect of which such right of action arises or
                 (ii)  the first date upon which there has been made generally available to shareholders an annual report of the Company and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy



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
                  statement alone or together set forth, for the related period, the amount of allocations.

            In addition, any and all right of action by any employee (past, present or future) against the Company, the Board or the President arising out of or in connection with this Plan will, regardless of the place where action may be brought and regardless of the place of residence of the President, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.
     10. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that such amendment will not affect adversely rights or obligations with respect to allocations previously made; and provided further, that no modification of the Plan by the Board without approval of the shareholders will (i) increase the maximum number of Bonus Shares reserved pursuant to Section 3; (ii) change the provisions of Section 4 with respect to the total number of Bonus shares that may be allocated under the Plan; or (iii) render the President eligible to receive an allocation.
     11. GOVERNING LAW. The plan will be governed by the laws of the State of Delaware.
     12. EXPENSES OF ADMINISTRATION. All costs and expenses incurred in the operation and administration of this Plan will be borne by the Company.
     13. REGISTRATION OF BONUS SHARES.

            (a) Registration Requirement. If the Company determines at any time to register any of its securities under the Securities Act of 1933 (or



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


                 similar statute then in effect) the Company, at its expense, will include among the securities which it then registers all Bonus Shares or other stock or securities issued in respect thereof, in exchange therefor, or in replacement thereof as to which the Restricted Period has expired. The requirement of the preceding sentence, however, will not apply to the extent that any Recipient at that time has no present intent to sell or distribute the relevant shares. Also, in the case of stock or securities not of the Company, the Company's obligation under this Section 13 will be limited to using its best efforts to effect such registration.

            (b) Written Notification. As to each registration pursuant to this Section 13, the Company will keep the Recipients advised in writing as to the initiation of proceedings for such registration and as to the completion thereof, and at its expense will keep such registration effective for a period of nine months, or until all sales and distributions contemplated in connection therewith are completed, whichever period is shorter. Each Recipient will at his own expense furnish to the Company such information regarding the Recipient and the Recipient's ownership of Bonus Shares (or other stock securities) as the Company may reasonably request in writing in connection with any such registration.
            (c) Prospectus; Indemnification. The Company, at its expense, will furnish to each Recipient such number of prospectuses incident to any such registration as such Recipient from time to time reasonably may request.


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
               In addition, the Company will indemnify each such Recipient against all claims, losses, damages, and liabilities caused by any untrue statement of a material fact contained in such prospectus (or in any related registration statement) or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Company by such Recipient expressly for use therein. Further, as a condition precedent to the obligations of the Company pursuant to this Section 13, each Recipient will agree in writing to indemnify the Company against all claims, losses, damages and liabilities caused by an untrue statement or omission based upon information furnished to the Company by such Recipient expressly for use therein.

VERSUS TECHNOLOGY, INC.

BY:
    ---------------------------
     GARY T. GAISSER, PRESIDENT

DATED AS OF:___________________

                                   EXHIBIT A
       VERSUS TECHNOLOGY, INC. 1996 INCENTIVE RESTRICTED STOCK BONUS PLAN

                               NOTICE TO EMPLOYEE

To: 1._______________ , Recipient, and
    2. Chief Financial Officer, Versus Technology, Inc.
    This is to advise you that Versus Technology, Inc.'s Board of Directors has on the date of this notice allocated to the Recipient above named a total of ______ bonus Shares under and pursuant to the Versus Technology, Inc.
1996 Incentive Restricted Stock Bonus Plan.
     For these shares to be issued, the Recipient must make payment of $_____ and deliver to the Treasurer of the Company an agreement in the form of Exhibit B attached hereto, within 15 days from the date of this notice.
     The Restricted Period for the above Bonus Shares shall be three years from the Date of Issuance as set forth in the Acceptance of Bonus Share Allocation.

                                     Versus Technology, Inc.

                                     By:
                                         Gary T. Gaisser, President
Effective Date: October 30,1996

                                   EXHIBIT B
       VERSUS TECHNOLOGY, INC. 1996 INCENTIVE RESTRICTED STOCK BONUS PLAN
                      ACCEPTANCE OF BONUS SHARE ALLOCATION

To: Chief Financial Officer, Versus Technology, Inc.
     Enclosed is the sum of $________________, being equal to the par value of _______ Bonus Shares allocated to and purchased by me pursuant to the Versus Technology, Inc. 1996 Incentive Restricted Stock Bonus Plan.
     I represent and agree that I am acquiring these Bonus Shares for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws. I agree further that I am acquiring these shares in accordance with, and subject to, the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. These agreements will bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

My address of record is:                     ________________________(Recipient)






My Social Security Number is:



Receipt of the above together with the payment referred to, is hereby acknowledged.

VERSUS TECHNOLOGY, INC.

By:

Date:________________  (Date of Issuance)

                ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY
         IN GROSS INCOME IN YEAR OF TRANSFER UNDER CODE SECTION 83(b)

     The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
     1. The name, address and taxpayer identification number of the undersigned is:

           Taxpayer I.D. No.

     2. Description of property with respect to which the election is being made:
        _______ shares of Common Stock, par value $0.01 per share of Versus Technology, Inc.

     3. The date on which property was transferred is_____________________:


        The taxable year to which this election relates is calendar year ____.

     4. The nature of the restriction(s) to which the property is subject is:
        If, on or before_______________, the employment of the taxpayer by Versus Technology, Inc. terminates, other than by reason of taxpayer's death or disability, the taxpayer must resell the property transferred to Versus Technology, Inc. for $0.01 per share.

        The property is non-transferable in the taxpayer's hands, by virtue of language to that effect stamped on the stock certificate.

     5. Fair market value:
        The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the

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
        property with respect to which this election is being made is ________ per share.

     6. Amount paid for property:
        The amount paid by taxpayer for said property is_____________ per share.

     7. Furnishing statement to employer:
        A copy of this statement has been furnished to Versus Technology, Inc.

Dated:



                                       66